UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 5, 2009 (December 29, 2008)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Between December 29 and 31, 2008, Crimson Exploration Inc. (the “Company”) entered into amended and restated employment agreements with each of its named executive officers: Allan D. Keel, E. Joseph Grady, Jay S. Mengle, Tommy H. Atkins and Tracy Price.

The agreements were entered into to, among other things, modify provisions relating to the federal income tax treatment of certain arrangements in order to meet the December 31, 2008 deadline for compliance with Section 409A of the Internal Revenue Code of 1986, as amended, reflect market-based changes in compensation approved earlier in 2008 by the compensation committee and board of directors of the Company and provide for new terms of the agreements, since the initial terms of the existing employment agreements have expired.

The agreements entered into with Messrs. Keel and Grady each provide for a term of three years and the agreements entered into with Messrs. Mengle, Atkins and Price each provide for a term of two years. Each agreement provides for automatic yearly extensions of the term, after the initial term, unless the Company or the officer elects not to extend the agreement.

Each agreement provides for a base salary (which is subject to increase at the discretion of the Company’s board of directors or a committee thereof) and participation in the Company’s Annual Cash Incentive Bonus Plan and Annual Long-Term Incentive Equity Plan. The initial base salaries of each executive are as follows: Mr. Keel, $370,000; Mr. Grady, $340,000; Mr. Mengle, $220,000; Mr. Atkins, $200,000; and Mr. Price, $200,000.

Under the Company’s Annual Cash Incentive Bonus Plan, the executives are eligible to receive cash bonuses contingent upon attainment of annual personal and corporate goals established by the board of directors of the Company or a committee thereof. The agreements entered into with Messrs. Keel and Grady provide that each executive is eligible to receive a bonus based upon minimum, target and maximum award levels of no less than 50%, 85% and 120%, respectively, of such executive’s base salary, and the agreements entered into with Messrs. Mengle, Atkins and Price provide that each executive is eligible to receive a bonus based upon minimum, target and maximum award levels of no less than 40%, 70% and 100%, respectively, of such executive’s base salary. No cash awards are paid under this plan if the criteria for at least the minimum award level is not met.

Under the Company’s Annual Long-Term Incentive Equity Plan, the executives are eligible to receive stock options and restricted stock awards contingent upon attainment of annual personal and corporate goals established by the board of directors of the Company or a committee thereof. The agreement entered into with Mr. Keel provides that he is eligible to receive an equity award based upon minimum, target and maximum award levels of no less than 75%, 225% and 450%, respectively, of his base salary; the agreement entered into with Mr. Grady provides that he is eligible to receive an equity award based upon minimum, target and maximum award levels of no less than 75%, 175% and 350%, respectively, of his base salary; and the agreements entered into with Messrs. Mengle, Atkins and Price provide that each executive is eligible to receive an equity award based upon minimum, target and maximum award levels of no less than 50%, 150% and 300%, respectively, of such executive’s base salary. The equity awards to each executive for a year shall consist of 50% restricted stock awards and 50% stock options, each subject to vesting over four years. No equity awards are granted under this plan if the criteria for at least the minimum award level is not met.

Each of these employment agreements provides for severance and change-in-control payments in the event the Company terminates an officer’s employment “without Cause” or if the officer terminates for “Good Reason.” “Cause” and “Good Reason” are narrowly defined. A “Change of Control” is deemed to occur if (A) a merger, consolidation or reorganization occurs and the surviving entity is not the Company or is not controlled by Company management; (B) the Company disposes of substantially all of its assets to a person or entity other than certain affiliates; (C) any person or entity other than Oaktree Capital Management, L.P. and its affiliates acquires or gains control of more than 50% of the Company’s voting stock outstanding; or (D) a majority of members of the board of directors of the Company is replaced by directors whose election is not endorsed by a majority of the board of directors before the date of election.

If an officer is terminated by the Company “without Cause” or the officer resigns for “Good Reason” then that officer will receive (A) a cash amount equal to, in the case of Messrs. Keel and Grady, 2.99 times, and in the case of Messrs. Mengle, Atkins and Price, two times, the sum of the current calendar year’s base salary and the prior year’s Annual Cash Incentive Bonus (or, if no Annual Cash Incentive Bonus was paid for the prior year, the amount of discretionary bonuses paid to the officer within the 12-month period preceding termination), (B) health insurance benefits for, in the case of Messrs. Keel and Grady, 36 months from the termination date, and in the case of Messrs. Mengle, Atkins and Price, 24 months from the termination date and (C) acceleration to 100% vested status for all stock, stock option and other equity awards to the extent such awards (other than stock options and stock appreciation rights) are not subject to performance-based vesting for purposes of qualifying as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

If an officer is terminated by the Company “without Cause” or the officer resigns for “Good Reason” within 12 months after a Change of Control, payment of the entire cash severance amount will be made in a lump sum on the officer’s effective date of termination. Otherwise, upon termination by the Company “without Cause” or by the officer for “Good Reason”, the officer will receive half of the cash severance amount in a lump sum and half the number of months of health insurance benefit continuation within 15 days of termination. The remainder of the cash severance payment and the second half of health insurance benefits continuation will be made when the officer gives 30 days’ notice to the Company, prior to the conclusion of 50% of the term of the officer’s non-competition obligations, that he agrees to comply with the non-competition and non-solicitation obligations for the remainder of such term, and the cash payment is payable in a lump sum within 15 days after the date of the conclusion of such term.

Each agreement contains standard confidentiality, non-competition and non-solicitation provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	January 5, 2009	/s/ E. JOSEPH GRADY

E. Joseph Grady

Senior Vice President and Chief Financial Officer